Exhibit 15

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated July 25, 2019 on our review of interim financial information of Raytheon Company, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-3 (File Nos. 333-230497; 333-211878; 333-71974; 333-58474; 333-82529 and 333-44321) and Form S-8 (File Nos. 333-231814; 333-168415; 333-124690; 333-64168; 333-52536; 333-56117 and 333-45629) of Raytheon Company.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 25, 2019